UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2003

Arch Wireless, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14248	31-1358569

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1800 West Park Drive, Suite 250 Westborough, MA	01581

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 870-6700

Item 5 Other Events.
SIGNATURE

Item 5    Other Events.

     On July 23, 2003, shares of Class A common stock of Arch Wireless, Inc. (“Arch”) began trading on the Nasdaq National Market, under the stock ticker symbol AWIN. Arch’s Class A common stock had previously been trading on the OTC Bulletin Board and the Boston Stock Exchange. Arch’s Class A common stock will continue to trade on the Boston Stock Exchange under the stock ticker symbol AWL.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2003	ARCH WIRELESS, INC.

By: /s/ Patricia A. Gray Name: Patricia A. Gray Title: Senior Vice President, General Counsel and Secretary